UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2018

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 25, 2018, Wayside Technology Group, Inc. (the “Company”) upon the approval of the Audit Committee (the “Audit Committee”) of its Board of Directors, dismissed EisnerAmper LLP (“EisnerAmper”) as its independent registered public accounting firm and appointed BDO USA, LLP (“BDO”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2018.

The audit reports of EisnerAmper on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2017 and 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through July 25, 2018, (i) the Company had no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EisnerAmper, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years; and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K, except as described herein.   In Part I, Item 4 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2018 (the “First Quarter 2018 Form 10-Q”), management of the Company reported on its evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) as of March 31, 2018, the end of the period covered by the First Quarter 2018 Form 10-Q. The First Quarter 2018 Form 10-Q stated that, based on such evaluation, the Company’s then President, Chairman of the Board and Chief Executive Officer (principal executive officer), the Company’s Vice President and Chief Financial Officer (principal financial officer), and the Company’s Vice President and Chief Accounting Officer (principal accounting officer) concluded that the Company’s disclosure controls and procedures were not effective because of the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A of the Company’s Form 10-K as of December 31, 2017, which was filed with the SEC on March 15, 2018 (the “2018 Form 10-K”).

The material weaknesses as of December 31, 2017 as reported in the 2018 Form 10-K, and which were still applicable as of March 31, 2018, relate to several deficiencies in the operating effectiveness of controls over: 1) the application of technical accounting guidance regarding earnings per share calculations which were reported and remediated in the third quarter of 2017, 2) classification of certain balance sheet accounts, 3) management review and monitoring of third-party service providers in regard to state income tax filing requirements and 4) lack of documented policies and procedures with respect to certain intercompany accounts with foreign entities, that in the aggregate constitute a material weakness in our internal controls over financial reporting.  Because of the material weaknesses described in the 2018 Form 10-K, the Company’s then President, Chairman of the Board and Chief Executive Officer (principal executive officer), the Company’s Vice President and Chief Financial Officer (principal financial officer), and the Company’s Vice President and Chief Accounting Officer (principal accounting officer) concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2017, based on criteria in Internal Control-Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

EisnerAmper discussed each of these matters with the Company’s management and the Audit Committee. The Company has authorized EisnerAmper to fully respond to the inquiries of BDO, the successor independent registered public accounting firm, concerning the subject matter of each reportable event referred to above.

During the fiscal years ended December 31, 2017 and 2016 and the interim period from January 1, 2018 through July 25, 2018, neither the Company, nor anyone on its behalf, consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided EisnerAmper with a copy of the disclosures contained in this Current Report on Form 8-K and has requested that EisnerAmper furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether EisnerAmper agrees with the statements made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of EisnerAmper’ s letter, dated July 26, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K

Item. 9.01 Exhibits

(d) The following exhibits are filed with this report:

Exhibit Number	Description

16.1	Letter from EisnerAmper LLP, dated July26 2018.

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from EisnerAmper LLP, dated July 26, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.
(Registrant)

Date: July 26, 2018	By:	/s/ Michael Vesey
Michael Vesey
Chief Financial Officer